Exhibit 10.2

SECURED PROMISSORY NOTE

$1,496,369.87	November 1, 2003

     For value received, the undersigned, Blake Capital Partners, LLC, a Minnesota limited liability company (“Blake”), hereby promises to pay to Entrx Corporation, a Delaware corporation located at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402, or its assigns (“Entrx”), the principal sum of $1,496,369.87 plus interest accrued thereon, on October 31, 2007, or such other date as may be set forth in the Security Agreement (the “Due Date”). Interest shall accrue on the principal balance of this Note at the annual rate of 6% through February 29, 2004, and on March 1 and September 1, 2004, and on March 1 and September 1 of each year thereafter, shall be adjusted to equal the prime (or reference) rate of Wells Fargo Bank NA in Minneapolis, Minnesota, as published by such bank on each such date, plus 2%. Interest accrued on the principal balance of this Note shall be payable by Blake on March 1 and September 1, 2004, and on each March 1 and September 1 thereafter, until the Due Date.

     This Note replaces a Non-Recourse Secured Note dated December 10, 2001, in the principal amount of $1,250,000, and is subject to the terms of an Amended and Restated Security and Pledge Agreement dated as of November 1, 2003, a copy of which is attached hereto and incorporated herein by this reference as Exhibit “A” (the “Security Agreement”), which amends and restates a Non-Recourse Security and Pledge Agreement dated December 10, 2001.

     Payment of principal and interest shall be made in lawful money of the United States of America or pursuant to cancellation of the Pledged Securities as provided for herein, at the principal office of Entrx at Minneapolis, Minnesota, or at such other place as Entrx shall have designated for such purpose in writing, or to the address or account designated by Entrx for such purpose. The principal amount hereof, together with accrued, unpaid interest hereon, may be prepaid at anytime without penalty.

     Payment of this Note and the accrued interest thereon is secured by “Collateral” (as defined in the Security Agreement) which, on the date of this Note includes securities traded on the NASDAQ System and over-the-counter (the “Pledged Securities”) beneficially owned by Wayne W. Mills (“Mills”) and Blake, and guaranteed by Mills.

     This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota. If any term, provision, covenant, or condition of this Note is held to be invalid, void, or unenforceable, the rest of the Note shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Blake hereby waives presentment, demand, dishonor or notice of dishonor, protest or notice of protest, or other formality at the Due Date, at which time this Note will be unconditionally due and payable in the manner and with the effect provided in the Security Agreement and this Note. Entrx shall be entitled to collect reasonable attorneys’ fees from Blake, as well as other costs and expenses reasonably incurred, in connection with any dispute related to the payment due on this Note.

     IN WITNESS WHEREOF, Blake has executed and delivered this Note to Entrx on November 1, 2003.

BLAKE:

Blake Capital Partners, LLC

Wayne W. Mills, Manager

GUARANTEE

     Wayne W. Mills, a resident of the State of Minnesota, and the principal owner of Blake Capital Partners, LLC (“Blake”), hereby irrevocably and unconditionally guarantees each and every obligation of Blake under this Note, and hereby waives presentment, demand, dishonor or notice of dishonor, protest or notice of protest, and any defense against his obligations hereunder, other than the Note is not then due, or that of prior payment of the Note. On the Due Date, Entrx will be entitled to enforce this guarantee against Mills without having to demand or seek payment from Blake, or take any other action of any kind against Blake for recovery under this Note. Any action which Entrx may take against Blake shall not serve to mitigate or delay Mill’s obligations under this Guarantee. Entrx will be entitled to collect reasonable attorneys’ fees from Mills, as well as other costs and expenses reasonably incurred, in connection with any dispute related to the obligations of Mills in accordance with this Guarantee.

Wayne W. Mills